UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

CITIBANK OMNI-S MASTER TRUST
 (Exact name of Registrant as specified in its charter)

NEW YORK	000-24776	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Citi Omni-S Finance LLC 701 East 60th Street, North P.O. Box 6034, MC 1251, Room A Sioux Falls, South Dakota	57117
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2671
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 1, 2011 Citibank (South Dakota), National Association merged with and into its affiliate Citibank, N.A., a national banking association, with Citibank, N.A. as the surviving entity. By operation of law as a result of the merger, effective July 1, 2011, Citibank, N.A. has succeeded Citibank (South Dakota) as Servicer under the Defeasance Trust Agreement Series 2002-3 relating to the Citibank Omni-S Master Trust.

Citibank, N.A. is an indirect, wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank was originally organized on June 16, 1812, and is currently a national banking association organized under the National Bank Act of 1864. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK OMNI-S MASTER TRUST,
(Registrant)

By:  Citi Omni-S Finance LLC, as Seller

By:         /s/  Douglas C. Morrison
Douglas C. Morrison
President

Dated:  July 6, 2011